EXHIBIT 10.1

Execution Copy

EXCHANGE AGREEMENT

Among

WORLDSPACE, INC.

(a Delaware Corporation),

WORLDSPACE, INC.

(a Maryland Corporation),

WORLDSPACE INTERNATIONAL NETWORK INC.

and

YENURA PTE. LTD.

Relating to

Certain Debt Obligations

of

WorldSpace, Inc. (Maryland)

and

Worldspace International Network Inc.

December 29, 2004

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		3
1.01.	Definitions.	3

ARTICLE II ISSUANCE OF SHARES IN EXCHANGE FOR OBLIGATIONS		5
2.01.	Issuance of Shares.	5
2.02.	Cancellation of Obligations.	5
2.03.	Acknowledgment and Standstill.	5

ARTICLE III THE CLOSING		5
3.01.	Time and Place of Closing.	5
3.02.	Closing.	6

ARTICLE IV REPRESENTATIONS AND WARRANTIES		6
4.01.	Representations and Warranties.	6
4.02.	Representations and Warranties by WorldSpace Parties.	6
4.03.	Representations and Warranties by Yenura.	7
4.04.	Survival of Representation and Warranties.	8
4.05.	Mutual Indemnity.	9
4.06.	Conditions of Indemnification.	9
4.07.	Assistance.	10
4.08.	Survival.	10
4.09.	Exclusive Remedy.	10

ARTICLE V CONDITIONS TO CLOSING		10
5.01.	Yenura’s Conditions Precedent to Closing.	10
5.02.	WSI-Delaware’s Conditions Precedent to Closing.	11

ARTICLE VI TERMINATION		11
6.01.	Termination.	11
6.02.	Effect of Termination.	12

ARTICLE VII FURTHER ASSURANCES		12
7.01.	Further Assurances of WSI-Delaware.	12
7.02.	Further Assurances of Yenura.	12

ARTICLE VIII MISCELLANEOUS		12
8.01.	Expenses of the Parties.	12
8.02.	Confidentiality.	13
8.03.	Financial Advisors and Brokers.	13
8.04.	Notices to Parties.	13
8.05.	Applicable Law.	14
8.06.	Arbitration.	14
8.07.	Assignment.	14
8.08.	Integration.	14

8.09.	Headings.	14
8.10.	Pronouns and Plurals.	15
8.11.	Successors and Assigns.	15
8.12.	Severability.	15
8.13.	Waiver.	15
8.14.	Counterparts.	15

SCHEDULE 1

EXHIBIT A

ii

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of December 29, 2004 by and among WORLDSPACE, INC., a corporation organized under the laws of the State of Delaware (“WSI-Delaware”), WORLDSPACE, INC., a corporation organized under the laws of the State of Maryland (“WSI-Maryland”), WORLDSPACE INTERNATIONAL NETWORK INC., a corporation organized under the International Business Companies Act of the British Virgin Islands (“WIN”) and YENURA PTE. LTD., a private company limited by shares organized under the laws of the Republic of Singapore (“Yenura”). WSI-Delaware, WSI-Maryland, WIN and Yenura are referred to collectively herein as the “Parties”.

WHEREAS, Yenura holds certain debt obligations of WIN (collectively, the “WIN Obligations”), consisting of all of Yenura’s right, title and interest in and to the following:

(a) the Loan Agreement, dated as of October 29, 1998 (the “IDI Loan Agreement”), by and between WIN, Industrial Development Inc., a corporation organized under the International Business Companies Act of the British Virgin Islands (“IDI”), and Salah Idris (“Idris”), the sole shareholder of IDI, memorializing a loan from IDI to WIN in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), and the Promissory Note, dated October 29, 1998 (the “IDI Loan Agreement Note”), issued by WIN to IDI in connection with the IDI Loan Agreement, in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), Yenura having succeeded to the rights and obligations of IDI and Idris under the IDI Loan Agreement and the IDI Loan Agreement Note pursuant to the Purchase and Sale Agreement, dated as of December 29, 2004, by and between IDI and Yenura (the “IDI-Yenura Purchase and Sale Agreement”);

(b) the Exchange Agreement, dated as of November 20, 1998 (the “IDI Exchange Agreement”), by and between WIN, IDI and Idris, pursuant to which IDI sold and transferred to WIN 4,674,826 Class B Ordinary Shares of WIN in exchange for a convertible promissory note (the “IDI Exchange Agreement Note”) issued by WIN to IDI in the principal amount of Fifty Six Million Ninety Seven Thousand Nine Hundred Twelve U.S. Dollars (U.S.$56,097,912), and the IDI Exchange Agreement Note, Yenura having succeeded to the rights and obligations of IDI and Idris under the IDI Exchange Agreement and the IDI Exchange Agreement Note pursuant to the IDI-Yenura Purchase and Sale Agreement;

(c) the letter agreement, dated February 28, 2000 (the “Saifcom Loan Agreement”), between WIN, and Saifcom Establishment (“Saifcom”), a company organized under the laws of Liechtenstein, memorializing a loan from Saifcom to WIN in the principal amount of Ten Million U.S. Dollars (U.S.$10,000,000), Yenura having succeeded to the rights and obligations of Saifcom under the Saifcom Loan Agreement pursuant to the Purchase and Sale Agreement, dated as of December 29, 2004, by and between Saifcom and Yenura (the “Saifcom-Yenura Purchase and Sale Agreement”);

WHEREAS, Yenura holds certain debt obligations of WSI-Maryland (collectively, the “WSI-Maryland Obligations”), consisting of all of Yenura’s right, title and interest in and to the following:

(a) the Loan Agreement and Guarantee, dated as of September 21, 2002 (the “Yenura Loan Agreement”), by and among. WSI-Maryland (as Borrower), WIN (as Guarantor), WorldSpace Satellite Company Ltd. (“Satellite Company”), a company organized under the International Business Companies Act of the British Virgin Islands (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Fifty Two Million Nine Hundred Twenty Five Thousand U.S. Dollars (US$52,925,000), and the Senior Convertible Note, dated September 21, 2002 (the “Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the Yenura Loan Agreement, in the principal amount of Fifty Two Million Nine Hundred Twenty Five Thousand U.S. Dollars (US$52,925,000);

(b) the First Supplemental Loan Agreement and Guarantee, dated June 23, 2003 (the “First Supplemental Yenura Loan Agreement”), by and among WSI-Maryland (as Borrower), WIN (as Guarantor), Satellite Company (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Twenty Four Million Seven Hundred Fifty Thousand U.S. Dollars (US$24,750,000), and the Senior Convertible Note, dated June 16, 2003 (the “First Supplemental Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the First Supplemental Yenura Loan Agreement, in the principal amount of Twenty Four Million Seven Hundred Fifty Thousand U.S. Dollars (US$24,750,000); and

(c) the Second Supplemental Loan Agreement and Guarantee, dated December 29, 2004 (the “Second Supplemental Yenura Loan Agreement”), by and among WSI-Maryland (as Borrower), WIN (as Guarantor), Satellite Company (as Guarantor) and Yenura (as Lender), memorializing loans from Yenura to WSI-Maryland in the aggregate principal amount of Forty-Four Million Three Hundred Forty-Three Thousand Two Hundred Forty-Two U.S. Dollars (US$44,343,242), and the Senior Convertible Note, dated December 29, 2004 (the “Second Supplemental Yenura Loan Agreement Note”), issued by WSI-Maryland to Yenura in connection with the Second Supplemental Yenura Loan Agreement, in the principal amount of Forty-Four Million Three Hundred Forty-Three Thousand Two Hundred Forty-Two U.S. Dollars (US$44,343,242);

WHEREAS, it is contemplated that WIN will merge with and into WSI-Maryland (the “WIN/WSI-Maryland Merger”) before the Closing (as defined herein);

WHEREAS, it is contemplated that, following the WIN/WSI-Maryland Merger and before the Closing, WSI-Maryland will merge with and into WSI-Delaware (the “WSI-Maryland/WSI-Delaware Merger” and, collectively with the WIN/WSI-Maryland Merger, the “Mergers”);

WHEREAS, as a consequence of the Mergers, WSI-Delaware will assume the WIN Obligations and the WSI-Maryland Obligations by operation of law;

WHEREAS, subject to the terms and conditions of this Agreement, WSI-Delaware has agreed to issue to Yenura, and Yenura has agreed to accept, additional Class B Common Stock in exchange for the cancellation and discharge of the WIN Obligations and the WSI-Maryland Obligations.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.01. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Claim” has the meaning set forth in Section 4.06(b).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“First Supplemental Yenura Loan Agreement” has the meaning set forth in the Recitals.

“First Supplemental Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

“Governmental Action” means any authorization, consent, approval, waiver, exception, variance, order, license, exemption, publication, filing, notice to, or declaration of or with, any Governmental Authority and any passage of time required in connection therewith.

“Governmental Authority” means any national, state, regional municipal, or other governmental authority, agency, board, body, instrumentality or court.

“IDI” has the meaning set forth in the Recitals.

“IDI Exchange Agreement” has the meaning set forth in the Recitals.

“IDI Exchange Agreement Note” has the meaning set forth in the Recitals.

“IDI Loan Agreement” has the meaning set forth in the Recitals.

“IDI Loan Agreement Note” has the meaning set forth in the Recitals.

“IDI-Yenura Purchase and Sale Agreement” has the meaning set forth in the Recitals.

“Idris” has the meaning set forth in the Recitals.

“Loss” has the meaning set forth in Section 4.05(a).

“Mergers” has the meaning set forth in the Recitals.

“Obligations” means, collectively, the WIN Obligations and the WSI-Maryland Obligations.

“Person” means any individual, partnership, corporation, trust, unincorporated association or joint venture or any other entity other than a Governmental Authority.

“Saifcom” has the meaning set forth in the Recitals.

“Saifcom Loan Agreement” has the meaning set forth in the Recitals.

“Saifcom-Yenura Purchase and Sale Agreement” has the meaning set forth in the Recitals.

“Satellite Company” has the meaning set forth in the Recitals.

“Second Supplemental Yenura Loan Agreement” has the meaning set forth in the Recitals.

“Second Supplemental Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in Section 4.03(d).

“Stonehouse Loan Restructuring Agreement” means the Loan Restructuring Agreement, dated as of September 30, 2003, among Stonehouse Capital Ltd., a corporation organized under the laws of the Cayman Islands, WSI-Maryland, WIN and the Satellite Company, as from time to time amended, supplemented or otherwise modified.

“Termination Agreement” means the Termination and Release Agreement to be entered into by Yenura, WSI-Delaware and Satellite Company, substantially in the form of Exhibit A.

“Third-Party Action” means any authorization, consent, approval, waiver, exception, license, notice to or declaration of or with any Person and the passage of time in connection therewith.

“WIN” has the meaning set forth in the Preamble.

“WIN Obligations” has the meaning set forth in the Recitals.

“WIN/WSI-Maryland Merger” has the meaning set forth in the Recitals.

“WorldSpace Indemnitee” has the meaning set forth in Section 4.05(a).

“WorldSpace Party” means WIN, WSI-Maryland or WSI-Delaware.

“WSI-Delaware” has the meaning set forth in the Preamble.

“WSI-Delaware Stock” has the meaning set forth in Section 2.01.

“WSI-Maryland” has the meaning set forth in the Preamble.

“WSI-Maryland Obligations” has the meaning set forth in the Recitals.

“WSI-Maryland/WSI-Delaware Merger” has the meaning set forth in the Recitals.

“Yenura” has the meaning set forth in the Preamble.

“Yenura Indemnitee” has the meaning set forth in Section 4.05(b).

“Yenura Loan Agreement” has the meaning set forth in the Recitals.

“Yenura Loan Agreement Note” has the meaning set forth in the Recitals.

ARTICLE II

ISSUANCE OF SHARES IN EXCHANGE FOR OBLIGATIONS

2.01. Issuance of Shares. On the Closing Date, subject to the terms and conditions of this Agreement, WSI-Delaware shall issue and transfer to Yenura Twenty-Seven Million Eight Hundred Eighty-Two Thousand Three Hundred Eight (27,882,308) fully paid and non-assessable shares of its Class B Common Stock, par value one cent (US$0.01) per share, of WSI-Delaware (the “WSI-Delaware Stock”).

2.02. Cancellation of Obligations. On the Closing Date, in consideration of the issuance of the WSI-Delaware Stock to Yenura and subject to the terms and conditions of this Agreement, Yenura shall cancel, release and discharge all of the Obligations (whether or not accrued and whenever scheduled to be due and payable).

2.03. Acknowledgment and Standstill. The Parties acknowledge the transactions contemplated by this Agreement and the disposition of the Obligations in the manner set forth herein, and agree not to take any action to fulfill, enforce or dispose of the Obligations in any other manner while this Agreement remains in effect.

ARTICLE III

THE CLOSING

3.01. Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036, or at such other place as the Parties may agree, within three business days after the satisfaction (or waiver) of all of the conditions precedent set forth in Article V or on such other date as the Parties may agree (the “Closing Date”).

3.02. Closing.

(a) At the Closing, WSI-Delaware shall cause a certificate representing the WSI-Delaware Stock to be registered in the name of Yenura and delivered to Yenura.

(b) At the Closing, Yenura, WSI-Delaware and Satellite Company shall execute and deliver the Termination Agreement, to evidence and effect the cancellation and discharge of the Obligations and the release of WSI-Delaware and Satellite Company from all liability thereunder.

(c) At the Closing, Yenura shall deliver to WSI-Delaware the IDI Loan Agreement Note, the IDI Exchange Agreement Note, the Yenura Loan Agreement Note, the First Supplemental Yenura Loan Agreement Note and the Second Supplemental Yenura Loan Agreement Note, each marked “cancelled.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties. The respective representations and warranties of the Parties shall be limited to those set forth in this Agreement, or in any amendment, schedule, exhibit, document, or certificate delivered pursuant to this Agreement.

4.02. Representations and Warranties by WorldSpace Parties. The WorldSpace Parties jointly and severally represent and warrant to Yenura as follows:

(a) Organization and Authorization. Each WorldSpace Party is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Each WorldSpace Party has the requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of each WorldSpace Party. This Agreement has been duly and validly executed and delivered by each WorldSpace Party. Assuming the due authorization, execution and delivery of this Agreement by Yenura, this Agreement constitutes the valid and binding obligation of each WorldSpace Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by each WorldSpace Party of this Agreement and the consummation by each WorldSpace Party of the transactions contemplated hereby do not and will not violate the organizational documents of such WorldSpace Party, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of such WorldSpace Party, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which such WorldSpace Party is a party or by which such WorldSpace Party is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of any WorldSpace Party, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by each WorldSpace Party of this Agreement and the consummation by each WorldSpace Party of the transactions contemplated hereby do not and will not require any Governmental Action or Third-Party Action.

(d) WSI-Delaware Stock. The WSI-Delaware Stock has been duly authorized by WSI-Delaware, and upon issuance to Yenura as contemplated hereby, the WSI-Delaware Stock will be validly issued, fully paid and non-assessable.

4.03. Representations and Warranties by Yenura. Yenura represents and warrants to the WorldSpace Parties as follows:

(a) Organization and Authorization. Yenura is a private company limited by shares duly organized and validly existing under the laws of the Republic of Singapore. Yenura has the requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action (corporate or otherwise) on the part of Yenura. This Agreement has been duly and validly executed and delivered by Yenura. Assuming the due authorization, execution and delivery of this Agreement by the WorldSpace Parties, this Agreement constitutes the valid and binding obligation of Yenura, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not violate the organizational documents of Yenura, constitute a default under any material loan agreement, mortgage, deed of trust, indenture, lease, license, other agreement or contract or, to the knowledge of Yenura, any law, rule, regulation, order, decree, judgment, existing administrative interpretation thereof or award to which Yenura is a party or by which Yenura is bound. There is no action, suit, proceeding, at law or in equity, by any person or entity, or any arbitration or any administrative or other proceeding or investigation by or before any court or governmental or other instrumentality, agency, authority or body or any arbitrator, pending or, to the knowledge of Yenura, threatened, against the consummation of the transactions contemplated hereby, and there is no valid basis for any such action, suit, proceeding, arbitration or investigation.

(c) Consents. The execution, delivery and performance by Yenura of this Agreement and the consummation by Yenura of the transactions contemplated hereby do not and will not require any Governmental Action or Third-Party Action.

(d) Title to Obligations. Yenura is the lawful owner of, and has valid marketable title to, the Obligations, free and clear of any claims, liens, equities or encumbrances (other than the transfer restrictions set forth in the Obligations).

(e) Amount of Obligations. The outstanding principal balance of each of the Obligations and the accrued and unpaid interest thereon, in each case as of the date hereof, are as set forth in Schedule 1.

(f) No Registration, etc. Yenura confirms that:

(i) Yenura understands that the WSI-Delaware Stock has not been will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that the WSI-Delaware Stock is being issued to Yenura in a transaction that is exempt from the registration requirements of the Securities Act.

(ii) Yenura acknowledges that (a) no WorldSpace Party or any person acting on behalf of any WorldSpace Party, has made any representation to Yenura with respect to the WSI-Delaware Stock and (b) any information Yenura desires concerning the WSI-Delaware Stock, the WorldSpace Parties or any other matter relevant to Yenura’s decision to purchase the WSI-Delaware Stock is or has been made available to Yenura.

(iii) Yenura, through Mr. Samara, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WSI-Delaware Stock.

(iv) Yenura is an Accredited Investor as defined in Regulation D under the Securities Act.

(v) Yenura is acquiring the WSI-Delaware Stock for its own account and not with a view to any distribution of the WSI-Delaware Stock, subject, nevertheless, to the understanding that the disposition of its property will at all times be and remain within its control.

(vi) Yenura understands that the WSI-Delaware Stock will bear a legend substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

4.04. Survival of Representation and Warranties. The respective representations and warranties of the Parties contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement until the expiration of the statute of limitations applicable to such matters.

4.05. Mutual Indemnity. Yenura shall indemnify and hold harmless each WorldSpace Party and each of its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each, a “WorldSpace Indemnitee”) from and against any and all judgments, damages, losses, liabilities, costs and expenses (including, without limitation, reasonable counsel fees and disbursements incurred in responding to, investigating or defending a claim, in litigation or otherwise) (a “Loss”) suffered or incurred by a WorldSpace Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by Yenura herein or the failure by Yenura to perform any covenant, agreement or other obligation contained in this Agreement.

(b) The WorldSpace Parties, jointly and severally, shall indemnify and hold harmless Yenura and its affiliates, shareholders, directors, officers, employees, attorneys, accountants and agents (each a “Yenura Indemnitee”) from and against any Loss suffered or incurred by a Yenura Indemnitee, resulting from or arising out of the inaccuracy of any representation or warranty made by any WorldSpace Party herein or the failure by any WorldSpace Party to perform any covenant, agreement, or other obligation contained in this Agreement.

4.06. Conditions of Indemnification. For purposes of this Section 4.06 and Section 4.07, (i) in the case of any claim for indemnification pursuant to Section 4.05(a), the term “Indemnitor” will refer to Yenura and the term “Indemnitee” will refer to the WorldSpace Indemnitee making such claim for indemnification, and (ii) in the case of any claim for indemnification pursuant to Section 4.05(b), the term “Indemnitor” will refer to the WorldSpace Parties, jointly and severally, and the term “Indemnitee” will refer to the Yenura Indemnitee making such claim for indemnification.

(b) The obligations and liabilities of an Indemnitee and the person obligated to provide such indemnification hereunder (the “Indemnitor”) under this Article 4 with respect to claims for a Loss or potential Loss resulting from the assertion of liability by a third party (a “Claim”) will be subject to the following terms and conditions:

(i) The Indemnitee will give the Indemnitor notice of any such Claim promptly after the Indemnitee learns of the existence of or receives written notice thereof (and in no event more than fifteen (15) days after the Indemnitee receives such written notice), and the Indemnitor will have the option to undertake the defense thereof with counsel of its own choosing by giving written notice thereof to the Indemnitee within thirty (30) days after receiving such notice. All cost and expense of such defense (including, without limitation, reasonable fees and disbursements of counsel incurred in litigation or otherwise), and any settlement or compromise resulting from the defense of any Claim by the Indemnitor, will be paid for by the Indemnitor; provided, however, that the Indemnitor will not settle or compromise any such Claim unless the Indemnitee is fully released and discharged therefrom as a result thereof. The Indemnitee will be entitled to participate in the defense of such Claim with counsel of its choice, at its own expense; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(ii) In the event that the Indemnitor, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fails to defend or take other appropriate action, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such Claim; provided, however, that the Indemnitee will not, without the written consent of the Indemnitor, compromise or settle any such Claim unless the Indemnitee waives its right to indemnity therefor hereunder.

(iii) The Indemnitee’s failure to meet any condition or perform any obligation set forth in this Section 4.06 will in no way limit or negate any obligations or liabilities of the Indemnitor unless the Indemnitor is actually prejudiced by such failure and, in such event, the Indemnitor’s obligations or liabilities will be limited only to the extent of such prejudice.

4.07. Assistance. In the event so requested by the Indemnitor, the Indemnitee will use its reasonable efforts to make available all information and assistance reasonably required in the defense by the Indemnitor of a Claim or a Loss.

4.08. Survival. The obligations to indemnify and hold harmless pursuant to this Article 4 will survive the consummation of the transactions contemplated by this Agreement.

4.09. Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, this Article 4 will be the exclusive remedy for breach of the representations and warranties contained in this Agreement or in any document or instrument executed and delivered pursuant hereto.

ARTICLE V

CONDITIONS TO CLOSING

5.01. Yenura’s Conditions Precedent to Closing. The obligations of Yenura to effect the transactions contemplated by this Agreement are subject to the performance by the WorldSpace Parties of their obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of Yenura, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the WorldSpace Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) Counsel Opinion. Yenura shall have received an opinion letter, in form and substance satisfactory to Yenura, of Coudert Brothers LLP, acting as counsel for WSI-Delaware, dated the Closing Date.

(c) Mergers. The Mergers shall have been consummated and become effective.

(d) Stonehouse Loan Restructuring. The Restructuring (as defined in the Stonehouse Loan Restructuring Agreement) shall have occurred (or shall occur contemporaneously with the Closing).

(e) Senior Convertible Note Financing. WSI-Delaware shall have consummated (or shall consummate contemporaneously with the Closing) a senior convertible note financing that qualifies as a “New Loan” under the Stonehouse Loan Restructuring Agreement.

5.02. WSI-Delaware’s Conditions Precedent to Closing. The obligations of WSI-Delaware to effect the transaction contemplated by this Agreement are subject to the performance by Yenura of its obligations under this Agreement, and to the fulfillment, to the reasonable satisfaction of WSI-Delaware of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Yenura contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(b) Counsel Opinion. WSI-Delaware shall have received an opinion letter, in form and substance satisfactory to WSI-Delaware, of Citi-Legal LLC, acting as counsel for Yenura, dated the Closing Date.

(c) Mergers. The Mergers shall have been consummated and become effective.

(d) Stonehouse Loan Restructuring. The Restructuring (as defined in the Stonehouse Loan Restructuring Agreement) shall have occurred (or shall occur contemporaneously with the Closing).

(e) Senior Convertible Note Financing. WSI-Delaware shall have consummated (or shall consummate contemporaneously with the Closing) a senior convertible note financing that qualifies as a “New Loan” under the Stonehouse Loan Restructuring Agreement.

ARTICLE VI

TERMINATION

6.01. Termination. This Agreement may be terminated at any time as follows:

(a) By mutual action of Yenura and the WorldSpace Parties; or

(b) By Yenura:

(1)	if the conditions set forth in Section 5.01 shall not have been fulfilled in any material respect on or before February 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

(c) By WSI-Delaware:

(1)	if the conditions set forth in Section 5.02 shall not have been fulfilled in any material respect on or before Feburary 15, 2005; or

(2)	if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement.

6.02. Effect of Termination. In the event of the termination of this Agreement, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Party or its shareholders or directors, officers or employees in respect thereof, except that nothing herein will relieve any Party from liability for any breach of this Agreement prior to such termination.

ARTICLE VII

FURTHER ASSURANCES

7.01. Further Assurances of WSI-Delaware. WSI-Delaware shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Yenura may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by WSI-Delaware.

7.02. Further Assurances of Yenura. Yenura shall execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as WSI-Delaware may reasonably deem necessary or desirable to confirm the transactions contemplated by this Agreement to be performed by Yenura.

ARTICLE VIII

MISCELLANEOUS

8.01. Expenses of the Parties. Each Party shall be responsible for and pay all of its own expenses (including, but not limited to, legal fees and expenses) and other costs incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

8.02. Confidentiality. The Parties, and their affiliates, employees, officers, directors, and representatives, shall maintain in strict confidence the facts, terms, conditions and information related, this Agreement and the transactions contemplated hereby and shall not disclose any of the same to third parties without prior consent by any other Party, except as follows: (a) each Party may provide confidential information to its directors and officers, providing that it informs them of the confidential nature of such material; (b) each Party may provide confidential information to its representatives (employees of the Party and its affiliates and its outside representatives such as auditors and attorneys) who have a need to receive such materials to perform their duties, provided that such Party shall inform all such representatives of the confidential nature of the material; and (c) should a Party or its representatives, in the reasonable opinion of its counsel, be required by applicable law or regulation to disclose any confidential information, it may do so.

8.03. Financial Advisors and Brokers. Each of the Parties shall indemnify and hold the other Parties harmless against any and all claims, losses, liabilities or expenses which may be asserted against any other Party as a result of such first mentioned Party’s dealings, arrangements or agreements with any investment banker, financial advisor, brother or finder, in connection with the transaction contemplated by this Agreement.

8.04. Notices to Parties. Except as may be otherwise provided in this Agreement, all notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered to the Party to whom the same is directed or when received, if mailed, postage prepaid, return receipt requested, or if sent by telecopier or courier, addressed as follows:

to Yenura:

Yenura Pte. Ltd.

c/o CitiLegal LLC

7 Temasek Boulevard

#21-02 Suntec Tower One

Singapore 038987

Telecopy:    (65) 338-6277

to WSI-Delaware:

WorldSpace, Inc. (a Maryland corporation)

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

to WSI-Maryland:

WorldSpace, Inc. (a Delaware corporation)

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

to WIN:

WorldSpace International Network Inc.

c/o WorldSpace Corp.

2400 N Street, N.W.

Washington, D.C. 20037

U.S.A.

Attention: General Counsel

Telecopy:    1 (202) 969-6560

Any Party may change its address for notices by a notice given in the manner set forth above.

8.05. Applicable Law. This Agreement shall be interpreted in accordance with, and governed by, the law of the state of New York, without regard to any choice of law or conflict of law provisions thereof.

8.06. Arbitration. Any dispute or controversy arising out of or related to this Agreement or the performance or the breach thereof shall be finally settled by arbitration pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, and judgment on the award may be entered by any court having jurisdiction. The arbitration will be held in Geneva, Switzerland and will be conducted in the English language.

8.07. Assignment. No Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of each other Party, which consent may be withheld at the discretion of such Party.

8.08. Integration. This Agreement contains all representations concerning the subject matter hereof and constitutes the entire agreement among the Parties pertaining to the subject matter hereof, supersedes all prior agreements and understandings, whether oral or written, which the Parties may have in connection herewith and may not be amended or modified except by written agreement of the Parties.

8.09. Headings. The headings to the various Articles and Sections of this Agreement are included for convenience of reference only and shall not be determinative in construing the meaning, effect or application of any Article, Section or provision hereof.

8.10. Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

8.11. Successors and Assigns. This Agreement, and all of the obligations and rights herein established, shall extend to and be binding upon and shall inure to the benefit of the respective legal successors and permitted assigns of the Parties.

8.12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, such determination shall not affect or impair the enforceability or validity of the remaining provisions of this Agreement.

8.13. Waiver. Any Party may, at its option, waive in writing any or all of the conditions set forth in this Agreement to which its obligations are subject. Failure of any Party at any time or from time to time to enforce any of the terms of this Agreement shall not be construed to be a waiver of such term or of such Party’s right to thereafter enforce each and every provision hereof. No waiver of any term or condition of this Agreement shall be effective unless made in a writing signed by the Party against whom any such waiver is sought to be enforced.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

WORLDSPACE, INC.,
a Delaware corporation

By:	/S/
Name: SRIDHAR GANESAN
Title: CFO

WORLDSPACE, INC.,
a Maryland corporation

By:	/S/
Name: SRIDHAR GANESAN
Title: CFO

WORLDSPACE INTERNATIONAL NETWORK INC.

By:	/S/
Name: Donald J. Frickel
Title: Assistant Secretary

YENURA PTE. LTD.

By:	/S/
Name: Noah A. Samara
Title: Managing Director

SCHEDULE 1

OBLIGATIONS

Obligation	Original Principal Amount		Current Principal Amount		Accrued and Unpaid Interest
IDI Loan Agreement Note	U.S.$	10,000,000	U.S.$	10,000,000	U.S.$	3,139,857
IDI Exchange Agreement Note	U.S.$	56,097,912	U.S.$	56,097,912	U.S.$	34,282,057
Saifcom Loan Agreement	U.S.$	10,000,000	U.S.$	7,000,000	U.S.$	1,551,667
Yenura Loan Agreement Note	U.S.$	52,925,000	U.S.$	52,925,000	U.S.$	16,527,717
First Supplemental Yenura Loan Agreement Note	U.S.$	24,750,000	U.S.$	24,750,000	U.S.$	4,899,861
Second Supplemental Yenura Loan Agreement Note	U.S.$	44,343,242	U.S.$	44,343,242	U.S.$	0